UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

CalAmp Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-12182	95-3647070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15635 Alton Parkway Suite 250
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 600-5600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2023, the Board of Directors (the “Board”) of CalAmp Corp. (the “Company”) approved and adopted an amendment and restatement of the Company’s Bylaws (as so amended, the “Bylaws”).

The amendments address the universal proxy rules adopted by the U.S. Securities and Exchange Commission by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees, unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements. Further, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board.

The amendments also revise the advance notice disclosure requirements contained in the Bylaws to require the stockholder (i) proposing business or nominating directors or (ii) demanding a record date to request a special meeting, to provide additional information about the stockholder’s ownership of securities in the Company and relationships and interests in material agreements with or involving the Company, as well as material litigation, and permit the Board to request that such stockholder, or such proposed candidate for nomination as a director, if applicable, furnish additional information that is reasonably requested by the Board. Further, the Bylaws prohibit a stockholder from nominating a greater number of director candidates than are subject to election by stockholders at the applicable meeting. Additionally, the Bylaws require candidates for the Board, whether nominated by a stockholder or the Board, to provide additional background information and representations regarding such candidate’s intent to serve the entire term, voting or compensation arrangements, compliance with the Company’s policies and guidelines, and intention to deliver an irrevocable resignation, as well as such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Company’s next meeting of stockholders at which directors are to be elected. The Bylaws also require a candidate for nomination as a director to update and supplement all required information as necessary, so that the information shall be true and correct. The Bylaws also require updates and supplements for all required information as necessary, so that the information shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof.

In addition, the amendments provide procedural requirements regarding special meetings and action by written consent, including that a stockholder may make a demand to call a special meeting or act by written consent only after first submitting a request that the Board fix a record date for the purpose of determining the stockholders entitled to, as appropriate, (i) demand that the Secretary of the Company call a special meeting or (ii) take such action by written consent.

The amendments also include certain technical, conforming, modernizing or clarifying changes to the Bylaws.

The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

Date: April 20, 2023	By:	/s/ Jeffery Gardner
Jeffery Gardner President and Chief Executive Officer (Principal Executive Officer)